Exhibit 5.1
KURZMAN EISENBERG CORBIN & LEVER, LLP
Attorneys at Law
One North Broadway, 12th Floor                        260 Madison Avenue, 16th Floor
White Plains, New York 10601                        New York, New York 10016
Tel: (914) 285-9800                                Tel: (212) 697-5550
Fax: (914) 285-9855                                Fax: (914) 285-9855

Correspondence Should Be Sent
to the White Plains Address Only

ksteiner@kelaw.com
(914) 993-6054

March 3, 2023

MariMed Inc.
10 Oceana Way
Norwood, Massachusetts 02062

            Re: Registration Statement on Form S-8
Dear Sirs:

    We have acted as counsel to MariMed Inc., a Delaware corporation (the “Company”), in connection with the preparation of a registration statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”), for the purpose of registering under the Act an aggregate of 39,577,499 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) issuable under the Company’s Amended and Restated 2018 Stock Award and Incentive Plan, as amended (the “Plan”).

    We have examined the Registration Statement, the Plan, the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

    Based upon the foregoing, we are of the opinion that the shares of Common Stock issuable under the Plan, and upon exercise of options to be granted pursuant to the Plan, have been duly and validly authorized for issuance and when issued and delivered as contemplated by the Plan will be legally issued, fully paid and non-assessable.

    We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving this opinion, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC thereunder.

    Very truly yours,

KURZMAN EISENBERG CORBIN & LEVER, LLP

By:_/s/ Katherine R. Steiner
     Katherine R. Steiner, Partner